Ply Gem Reports Fourth Quarter and Full Year 2014 Results

Cary, NC (BUSINESS WIRE) March 12, 2015 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”) (NYSE: PGEM), a leading manufacturer of exterior building products in North America, today announced financial results for the fourth quarter and year ended December 31, 2014.

Fourth Quarter 2014 Highlights

•	Total net sales for the fourth quarter increased 35.2% to $450.1 million. Excluding the favorable impact of the Simonton acquisition, our total net sales increased 10.0%.

•
Net sales in our Windows and Doors segment increased 61.1% while the Siding, Fencing and Stone segment increased 11.2%. Excluding the impact of the Simonton acquisition, our net sales in our Windows and Doors segment increased 8.7%.

•	Operating earnings increased $11.2 million to $7.9 million compared to the fourth quarter of 2013.

•	Adjusted EBITDA was $26.0 million compared to $16.0 million for the fourth quarter of 2013.

2014 Year End Highlights

•	Total net sales for 2014 increased 14.7% to $1,566.6 million. Excluding the impact of acquisitions, our net sales increased 4.1%.

•
Net sales in our Windows and Doors segment increased 21.9% while the Siding, Fencing and Stone segment increased 8.6%. Excluding the impact of acquisitions, our Windows and Doors' net sales increased 5.0% while our Siding, Fencing and Stone's net sales increased 3.3%.

•	Operating earnings increased $33.7 million to $61.5 million compared to 2013.

•	Adjusted EBITDA was $124.2 million compared to $117.5 million for 2013.

“The fourth quarter marks the third consecutive year over year quarterly growth of Adjusted EBITDA,” said Gary E. Robinette, Ply Gem’s President and CEO. “Our growth accelerated during 2014, despite a relatively flat U.S. housing market and considerable commodity pricing and foreign exchange headwinds, as our pricing actions in both our business segments and the strategic acquisition of Simonton drove net sales growth of 14.7%. Overall, we continue to demonstrate improvement in our operating performance and remain focused on our strategic priorities to drive profitable growth with further gross profit improvements and increases in Adjusted EBITDA. While near-term choppiness will be experienced in the market, we remain encouraged by the macro-economic trends that continue to support the long-term recovery of the housing industry. With the addition of Simonton and our progress on our strategic initiatives, we are well positioned to take advantage of the housing market rebound and recovery in residential new construction and remodeling activity.”

Commenting on the fourth quarter financial results, Shawn K. Poe, Ply Gem’s Chief Financial Officer added, “In the fourth quarter, we continued to report financial improvements within both of our business segments. Excluding the impact of acquisitions, our net sales increased 11.2% and 8.7% for our Siding, Fencing and Stone and Windows and Doors segments, respectively. This resulted in full year 2014 net sales increases of 3.3% and 5.0% for our Siding, Fencing and Stone and Windows and Doors segments, respectively, excluding the impact of acquisitions. These net sales increases contributed to full year gross profit increases and improved earnings performance.”

Fourth Quarter 2014 Financial Results
Net sales totaled $450.1 million, up $117.2 million, or 35.2%, compared to $332.9 million for the fourth quarter of 2013. Excluding the impact of the acquisitions, net sales increased $33.4 million or 10.0%.

Gross profit margin was 18.2%, which represented an expansion of 70 basis points from the fourth quarter of 2013. The increase in gross profit margin was largely due to improved pricing and favorable product mix in both of our business segments.

Operating earnings were $7.9 million, an increase of $11.2 million from the fourth quarter of 2013.

Adjusted EBITDA totaled $26.0 million compared to $16.0 million in the fourth quarter of 2013. A reconciliation of non-GAAP (adjusted) financial measures to comparable GAAP financial measures is provided as an appendix to this release.

Siding, Fencing and Stone
Siding, Fencing and Stone's net sales totaled $192.2 million, up $19.4 million, or 11.2%, compared to $172.8 million in the fourth quarter of 2013. Gross profit margin was 25.2% for the fourth quarter of 2014, representing a 90 basis point contraction from the fourth quarter of 2013 primarily driven by higher commodity costs and freight costs not fully offset by selling price increases.

Windows and Doors
Windows and Doors' net sales totaled $257.9 million, up $97.9 million, or 61.1%, compared to $160.1 million in the fourth quarter of 2013. Excluding the Simonton acquisition, net sales increased $14.0 million or 8.7%. The improvement in sales in our Windows and Doors segment, which prior to Simonton had been closely aligned with residential new construction, reflects the continued improvement in the U.S. housing market as well as improved net pricing. Gross profit margin for the fourth quarter was 13.0%, which represented a margin improvement of 470 basis points from the fourth quarter of 2013. The increase in gross profit margins for the fourth quarter was primarily due to increased selling prices, the Simonton acquisition, the elimination of one-time restructuring and integration costs associated with the Gienow acquisition that occurred in the fourth quarter of 2013, and the minimization of 2013 operating inefficiencies.

Outlook
“While the pace of recovery in the U.S. single-family housing starts has been much slower than prior market forecasts, we believe the long-term outlook for the U.S. housing market remains positive. I continue to be pleased with the improvement that we are seeing in the operating performance of our U.S. windows and doors business and excited about the strategic opportunities that our recent Simonton acquisition will provide to the Company. Although we have experienced some near-term challenges including negative foreign currency as well as the integration and restructuring costs associated with the consolidation of our Western Canadian operations into a single manufacturing site, I remain confident in our ability to achieve meaningful cost savings and synergies from our recent acquisitions,” stated Mr. Robinette.

Webcast
Ply Gem management will host a webcast today, Thursday, March 12, 2015 at 10:00 a.m. Eastern to discuss fourth quarter and full year results. To access the webcast, visit www.plygem.com and click on Investor Relations. The webcast link will be available under “Upcoming Events” as well as "Events & Presentations". If internet access is not available, please dial 877-201-0168, participant passcode 66248294. International participants, please dial 647-788-4901, participant passcode 66248294. A replay of the call will be available on our website through April 12, 2015.

About Ply Gem
Ply Gem is a leading manufacturer of exterior building products in North America. Ply Gem produces a comprehensive product line of windows and patio doors, vinyl and aluminum siding and accessories, designer accents, cellular PVC trim and mouldings, vinyl fencing and railing, stone veneer and gutterware, used in both new construction and home repair and remodeling in the United States and Canada. Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Mitten®, Cellwood®, Georgia-Pacific Vinyl Siding and Accessories, Durabuilt®, Ply Gem® Stone, Ply Gem® Trim and Mouldings, Ply Gem® Fence and Railing, Ply Gem® Shutters and Accents, Leaf Relief®, Leaf Logic™, and Monticello® Columns. Ply Gem windows and patio door brands include Ply Gem® Windows, Simonton® Windows, Mastic® Replacement Windows, Ply Gem® Canada, and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Additionally, Ply Gem distributes a wide-variety of exterior building products including stone veneer, fencing, railing, windows, doors and architectural accents via export globally and offers installation services in western Canada under the Gienow® Renovations by Ply Gem brand. Ply Gem employs approximately 8,900 associates across North America. Visit www.plygem.com for more information.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives may contain certain statements that are not historical facts, including information concerning possible or assumed future results of our operations. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed in or implied by our forward-looking statements, including: the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic and business conditions, conditions affecting the industries we serve and our customers, the rate of sales growth, availability of labor force and efficiencies, product liability claims, our high degree of leverage and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. Many of these factors are outside of the Company’s control and all of these factors are difficult or impossible to predict accurately. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
###

PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
(Amounts in thousands, except share and per share data)	December 31, 2014	December 31, 2013

Net sales	$450,119	$332,918
Cost of products sold	368,125	274,522
Gross profit	81,994	58,396
Operating expenses:
Selling, general and administrative expenses	67,772	55,969
Amortization of intangible assets	6,299	5,661
Total operating expenses	74,071	61,630
Operating earnings (loss)	7,923	(3,234)
Foreign currency loss	(475)	(778)
Interest expense	(19,204)	(21,441)
Interest income	19	3
Tax receivable agreement liability adjustment	15,089	6,641
Income (loss) before provision (benefit) for income taxes	3,352	(18,809)
Provision (benefit) for income taxes	15,828	(1,378)
Net loss	$(12,476)	$(17,431)
Basic and diluted net loss attributable to common shareholders per share	$(0.18)	$(0.26)
Basic and diluted weighted average shares outstanding	67,851,010	67,179,366

	For the year ended
(Amounts in thousands, except share and per share data)	December 31, 2014	December 31, 2013

Net sales	$1,566,643	$1,365,581
Cost of products sold	1,258,842	1,106,911
Gross profit	307,801	258,670
Operating expenses:
Selling, general and administrative expenses	224,163	187,131
Amortization of intangible assets	22,140	20,236
Initial public offering costs	—	23,527
Total operating expenses	246,303	230,894
Operating earnings	61,498	27,776
Foreign currency loss	(992)	(1,533)
Interest expense	(71,269)	(92,046)
Interest income	83	362
Tax receivable agreement liability adjustment	670	5,167
Loss on modification or extinguishment of debt	(21,364)	(18,948)
Loss before provision for income taxes	(31,374)	(79,222)
Provision (benefit) for income taxes	(105)	298
Net loss	$(31,269)	$(79,520)
Basic and diluted net loss attributable to common shareholders per share	$(0.46)	$(1.32)
Basic and diluted weighted average shares outstanding	67,819,046	60,021,341

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.    The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 5 has been derived from the December 31, 2014 and 2013 consolidated financial statements of the Company and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.    We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), non-cash loss (gain) on modification or extinguishment of debt, amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, restructuring and integration expenses, acquisition costs, initial public offering costs, customer inventory buybacks, tax receivable liability adjustments, impairment charges and management fees paid under our advisory agreement with an affiliate of the CI Capital Partners. Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies. Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) internally measure our operating performance and (ii) determine our incentive compensation programs. In addition, the Company's senior secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA. Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the three months ended
	December 31, 2014	December 31, 2013
Net loss	$(12,476)	$(17,431)
Interest expense, net	19,185	21,438
Provision (benefit) for income taxes	15,828	(1,378)
Depreciation and amortization	14,554	12,663
Non cash loss on foreign currency transactions	475	778
Customer inventory buyback	767	162
Restructuring/integration expense	2,287	6,411
Acquisition costs	477	—
Tax receivable agreement liability adjustment	(15,089)	(6,641)
Adjusted EBITDA	$26,008	$16,002

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the year ended
	December 31, 2014	December 31, 2013
Net loss	$(31,269)	$(79,520)
Interest expense, net	71,186	91,684
Provision (benefit) for income taxes	(105)	298
Depreciation and amortization	48,463	45,646
Non cash loss on foreign currency transactions	992	1,533
Customer inventory buybacks	1,555	4,837
Restructuring/integration expense	6,493	11,759
Acquisition costs	1,188	1,490
Non cash charge of purchase price allocated to inventories	38	2,015
Initial public offering costs	—	23,527
Management fee (terminated in May 2013)	—	410
Litigation settlement	5,000	—
Tax receivable agreement liability adjustment	(670)	(5,167)
Loss on modification or extinguishment of debt	21,364	18,948
Adjusted EBITDA	$124,235	$117,460

3.	Operating segment results for the three months and years ended December 31, 2014 and December 31, 2013 are as follows:

	For the three months ended
(Amounts in thousands)	December 31, 2014		December 31, 2013
Net sales
Siding, Fencing and Stone	$192,182	43%	$172,831	52%
Windows and Doors	257,937	57%	160,087	48%
	$450,119	100%	$332,918	100%
Gross profit
Siding, Fencing and Stone	$48,394	25%	$45,155	26%
Windows and Doors	33,600	13%	13,241	8%
	$81,994	18%	$58,396	18%

Operating earnings (loss)
Siding, Fencing and Stone	$23,605	12%	$19,167	11%
Windows and Doors	(9,867)	(4)%	(15,984)	(10)%
Unallocated	(5,815)	(1)%	(6,417)	(2)%
	$7,923	2%	$(3,234)	(1)%

	For the year ended
(Amounts in thousands)	December 31, 2014		December 31, 2013
Net sales
Siding, Fencing and Stone	$801,601	51%	$737,841	54%
Windows and Doors	765,042	49%	627,740	46%
	$1,566,643	100%	$1,365,581	100%
Gross profit
Siding, Fencing and Stone	$209,288	26%	$197,626	27%
Windows and Doors	98,513	13%	61,044	10%
	$307,801	20%	$258,670	19%

Operating earnings (loss)
Siding, Fencing and Stone	$113,089	14%	$111,918	15%
Windows and Doors	(27,660)	(4)%	(38,537)	(6)%
Unallocated	(23,931)	(2)%	(45,605)	(3)%
	$61,498	4%	$27,776	2%

4.	Long-term debt amounts in the selected balance sheets at December 31, 2014 and December 31, 2013 consisted of the following:

	December 31, 2014	December 31, 2013
(Amounts in thousands)

Senior secured asset based revolving credit facility	$—	$—
6.50% Senior notes due 2022, net of
unamortized early tender premium and
discount of $51,040 and $0, respectively	598,960	—
Term Loan Facility due 2021, net of
unamortized early tender premium and
discount of $32,518 and $0, respectively	394,257	—
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $0 and $30,426, respectively	—	725,574
9.375% Senior notes due 2017, net of
unamortized discount of $0 and $4,546, respectively	—	91,454
	$993,217	$817,028
Less current portion of long-term debt	4,300	—
	$988,917	$817,028

5. The following is a summary of selected balance sheet amounts at December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
(Amounts in thousands)

Cash and cash equivalents	$33,162	$69,801
Accounts receivable, less allowances	187,679	138,785
Inventories	179,913	135,470
Prepaid expenses and other current assets	31,808	23,214
Property and equipment, net	160,967	111,647
Intangible assets, net	147,709	110,012
Goodwill	476,112	420,228
Accounts payable	84,164	82,981
Payable to related parties pursuant to tax receivable agreement- non-current	10,917	11,623
Long-term debt	988,917	817,028
Stockholders' deficit	(96,668)	(51,996)

Ply Gem Holdings, Inc.
Investor Relations Contact:
investors@plygem.com
919-677-3901